Exhibit 99.1

Intercontinental Exchange Reports Second Quarter 2018

• Record second quarter revenues of $1.2 billion, +6% y/y

Jeffrey C. Sprecher, Chairman & CEO, said,

“We are pleased to report our second quarter results, which extend our track record of execution and growth. We reported another quarter of record revenues and double-digit EPS growth, as strong results in our data and listings segment were complemented by double-digit revenue growth in our trading and clearing segment. As we continue to innovate, customer demand for our unique content, our secure distribution and our global benchmark contracts has never been stronger."

• GAAP Diluted EPS of $0.78, +10% y/y
• Adj. Diluted EPS of $0.90, +18% y/y
• Operating Margin of 53%, +1 pt. y/y; Adj. operating margin of 60%, +2 pts. y/y
• Through 2Q18, over $1 billion returned to stockholders, +47% y/y

ATLANTA & NEW YORK, August 2, 2018 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the second quarter of 2018. For the quarter ended June 30, 2018, consolidated net income attributable to ICE was $455 million on $1.2 billion of consolidated revenues less transaction-based expenses. Second quarter GAAP diluted earnings per share (EPS) were $0.78. Adjusted net income was $525 million in the second quarter and adjusted diluted EPS were $0.90, up 18% year-over-year. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS, organic data revenue and free cash flow.

Scott A. Hill, ICE CFO, added: "In the first half of 2018, we grew revenues, expanded margins and generated over $1.2 billion of operating cash flow. We returned over $1 billion of capital to stockholders in 2018 while also continuing to invest and position our business for future growth. As we look to the second half of the year, we are excited about the array of growth opportunities ahead and our ability to generate value for stockholders."

Second Quarter 2018 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
Data & Listings	$637	41%	52%
Trading & Clearing	$609	64%	68%
Consolidated	$1,246	53%	60%

Second quarter, consolidated net revenues were $1.2 billion, up 6% year-over-year. Data and listings revenues in the second quarter were $637 million and trading and clearing net revenues were $609 million. Consolidated operating expenses were $591 million for the second quarter of 2018. On an adjusted basis, consolidated operating expenses were $503 million. Consolidated operating income for the second quarter was $655 million and the operating margin was 53%. On an adjusted basis, consolidated operating income for the second quarter was $743 million and the adjusted operating margin was 60%.

Data and Listings Segment Results

Second quarter data and listings revenues were $637 million, including data revenues of $526 million, up 1% year-over-year, negatively impacted by the divestiture of Trayport in the fourth quarter of 2017, and listings revenues of $111 million, up 2% year-over-year, negatively impacted by the divestiture of NYSE Governance Services in the second quarter of 2017. On an organic, constant currency basis(1), segment revenues were up 4% with data revenues up 4% year-over-year and listings revenues up 5% year-over-year. Data and listings operating expenses were $373 million and on an adjusted basis, were $308 million in the second quarter. Segment operating income for the second quarter was $264 million and the operating margin was 41%. On an adjusted basis, operating income was $329 million and the adjusted operating margin was 52%.

$ (in millions)	2Q18	% Chg	Organic	Organic Const Curr(1)
Revenue:
Pricing and Analytics	$262	8%	8%	7%
Exchange Data	144	1%	—%	—%
Desktops and Connectivity	120	(12)%	3%	2%
Data Total	526	1%	4%	4%
Listings	111	2%	5%	5%
Segment Revenue	$637	1%	4%	4%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q17, 1.2793 and 1.1004, respectively. References to organic growth excludes businesses that have been acquired, divested or discontinued that significantly impact the comparable periods. For 2Q18 and 2Q17, $10 million and $27 million of data revenues were excluded from organic growth, respectively, and $3 million of listings revenues were excluded from 2Q17.

Trading and Clearing Segment Results

Second quarter trading and clearing net revenues were $609 million, up 11% from one year ago. Trading and clearing operating expenses were $218 million and adjusted operating expenses were $195 million in the second quarter. Segment operating income for the second quarter was $391 million and the operating margin was 64%. On an adjusted basis, operating income was $414 million and the adjusted operating margin was 68%.

$ (in millions)	2Q18	% Chg
Revenue, net:
Energy	$250	8%
Ags & metals	74	20%
Financials(1)	94	7%
Cash equities & equity options	79	6%
OTC & other transaction(2)	57	26%
Other revenue(3)	55	12%
Segment Revenue	$609	11%

(1) Financials includes interest rates and other financial futures and options.

(2) OTC & Other transaction includes physical energy, fixed income execution and CDS execution and clearing.

(3) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the second quarter increased 8% year-over-year driven by a 11% increase in rate per contract (RPC), partially offset by a 5% decline in average daily volume (ADV).
•	Ags and metals futures and options revenue in the second quarter increased 20% year-over-year driven by a 13% increase in ADV and 4% increase in RPC.
•	Financials futures and options revenue in the second quarter increased 7% year-over-year driven by a 2% increase in ADV and a 5% increase in RPC.
•	U.S. cash equities and equity options revenue in the second quarter increased 6% year-over-year driven by a 35% increase in equity options ADV and a 5% increase in U.S. Cash Equities RPC.
•	OTC and other transaction revenues in the second quarter were up 26% year-over-year driven by a 19% increase in CDS clearing revenue in the second quarter and the addition of BondPoint.

	ADV (lots in thousands)		RPC
	2Q18	% Chg	2Q18	% Chg
Energy	2,741	(5)%	$1.43	11%
Ags & metals	480	13%	$2.42	4%
Financials	2,902	2%	$0.49	5%
Interest Rates	2,473	8%	$0.39	9%
Other Financials	429	(22)%	$1.06	13%
Total Futures & Options	6,123	—	$1.06	9%

Cash Equities	1,584	(3)%	$0.053	5%
Equity Options	3,095	35%	$0.13	(19)%

The second quarter of 2018 included 64 trading days for commodities, other financials, cash equities and equity options and 64 trading days for interest rates. The second quarter of 2017 included 63 trading days for commodities, other financials, cash equities and equity options and 63 trading days for interest rates.

Other Matters

•	The effective tax rate for the second quarter was 24%.
•	Through the second quarter, ICE repurchased approximately $759 million of its common stock and paid $279 million in dividends.
•	Unrestricted cash was $532 million and outstanding debt was $6.9 billion as of June 30, 2018.
•	Operating cash flow through the second quarter was $1.24 billion compared to $1.10 billion one year ago. Through the second quarter, free cash flow was $1.05 billion, up 17% from $898 million one year ago.

Financial Guidance

•	ICE's third quarter 2018 data revenues are expected to be in a range of $530 million to $532 million.
•	ICE's fourth quarter 2018 data revenues are expected to be in a range of $538 million to $542 million.
•	ICE's third quarter 2018 GAAP operating expenses are expected to be in a range of $590 million to $600 million and adjusted operating expenses(1) are expected to be in a range of $520 million to $525 million.
•	ICE's full year 2018 GAAP operating expenses are expected to be in a range of $2,355 million to $2,365 million and adjusted operating expenses(1) are expected to be in a range of $2,040 million to $2,050 million.
•	ICE's interest expense is expected to be $67 million in the third quarter and $73 million in the fourth quarter.
•	ICE's diluted share count for the third quarter is expected to be in the range of 575 million to 577 million weighted average shares outstanding and 577 million to 582 million for the full year, including only share repurchases completed through July 31, 2018.

(1) The 2018 Non-GAAP adjusted operating expense excludes $73 million in amortization of acquisition-related intangibles for the third quarter of 2018 and $283 million for the full year. The GAAP operating expense forecast does not reflect an estimate of acquisition-related transaction and integration costs for the third quarter of 2018.

Earnings Conference Call Information

ICE will hold a conference call today, August 2, at 8:30 a.m. ET to review its second quarter 2018 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 2600358 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2018 earnings has been scheduled for October 31, 2018 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
Revenues:	2018	2017	2018	2017
Transaction and clearing, net	$1,762	$1,615	$864	$817
Data services	1,046	1,041	526	521
Listings	220	217	111	109
Other revenues	108	94	55	49
Total revenues	3,136	2,967	1,556	1,496
Transaction-based expenses:
Section 31 fees	211	183	90	92
Cash liquidity payments, routing and clearing	454	438	220	224
Total revenues, less transaction-based expenses	2,471	2,346	1,246	1,180
Operating expenses:
Compensation and benefits	481	483	241	236
Professional services	59	64	29	32
Acquisition-related transaction and integration costs	27	23	15	9
Technology and communication	213	195	108	97
Rent and occupancy	33	35	16	17
Selling, general and administrative	72	79	39	38
Depreciation and amortization	281	276	143	142
Total operating expenses	1,166	1,155	591	571
Operating income	1,305	1,191	655	609
Other income (expense):
Interest expense	(107)	(90)	(55)	(45)
Other income, net	30	191	11	3
Other income (expense), net	(77)	101	(44)	(42)
Income before income tax expense	1,228	1,292	611	567
Income tax expense	292	354	149	140
Net income	$936	$938	$462	$427
Net income attributable to non-controlling interest	(17)	(16)	(7)	(8)
Net income attributable to Intercontinental Exchange, Inc.	$919	$922	$455	$419

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$1.59	$1.56	$0.79	$0.71
Diluted	$1.58	$1.55	$0.78	$0.71
Weighted average common shares outstanding:
Basic	580	593	578	591
Diluted	583	597	581	595
Dividend per share	$0.48	$0.40	$0.24	$0.20

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	June 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$532	$535
Short-term restricted cash and cash equivalents	817	769
Customer accounts receivable, net	1,049	903
Margin deposits, guaranty funds, and delivery contracts receivable	54,991	51,222
Prepaid expenses and other current assets	171	133
Total current assets	57,560	53,562
Property and equipment, net	1,220	1,246
Other non-current assets:
Goodwill	12,484	12,216
Other intangible assets, net	10,223	10,269
Long-term restricted cash and cash equivalents	331	264
Other non-current assets	1,029	707
Total other non-current assets	24,067	23,456
Total assets	$82,847	$78,264

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$405	$462
Section 31 fees payable	209	128
Accrued salaries and benefits	150	227
Deferred revenue	372	125
Short-term debt	2,645	1,833
Margin deposits, guaranty funds, and delivery contracts payable	54,991	51,222
Other current liabilities	122	178
Total current liabilities	58,894	54,175
Non-current liabilities:
Non-current deferred tax liability, net	2,284	2,298
Long-term debt	4,271	4,267
Accrued employee benefits	235	243
Other non-current liabilities	323	296
Total non-current liabilities	7,113	7,104
Total liabilities	66,007	61,279
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(1,911)	(1,076)
Additional paid-in capital	11,477	11,392
Retained earnings	7,498	6,858
Accumulated other comprehensive loss	(265)	(223)
Total Intercontinental Exchange, Inc. stockholders’ equity	16,805	16,957
Non-controlling interest in consolidated subsidiaries	35	28
Total equity	16,840	16,985
Total liabilities and equity	$82,847	$78,264

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share, organic data revenue and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Total revenues, less transaction-based expenses	$609	$550	$637	$630	$1,246	$1,180
Total operating expenses	$218	$197	$373	$374	$591	$571
Less: Interactive Data transaction and integration costs	—	—	12	8	12	8
Less: Amortization of acquisition-related intangibles	15	16	53	51	68	67
Less: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	4	—	—	—	4	—
Less: Impairment on divestiture of NYSE Governance Services	—	—	—	6	—	6
Less: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	4	—	—	—	4	—
Adjusted total operating expenses	$195	$181	$308	$309	$503	$490
Operating income	$391	$353	$264	$256	$655	$609
Adjusted operating income	$414	$369	$329	$321	$743	$690
Operating margin	64%	64%	41%	41%	53%	52%
Adjusted operating margin	68%	67%	52%	51%	60%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017
Net income attributable to ICE	$455	$419
Add: Interactive Data transaction and integration costs	12	8
Add: Amortization of acquisition-related intangibles	68	67
Add: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	4	—
Add: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	4	—
Add: Impairment on divestiture of NYSE Governance Services	—	6
Add: Foreign exchange loss and transaction expenses on sale of Cetip	—	9
(Less): Income tax effect for the above items	(23)	(60)
Add: Deferred tax adjustment on acquisition-related intangibles	5	—
Adjusted net income attributable to ICE	$525	$449

Diluted earnings per share attributable to ICE	$0.78	$0.71

Adjusted diluted earnings per share attributable to ICE	$0.90	$0.76

GAAP to Organic Data Revenue

(In millions)

(Unaudited)

	2Q18	2Q17
Data Revenue (as reported)	$526	$521
Adjusted for:
2017 Divestitures & wind down of acq. businesses(1)	—	(27)
Acquisitions(2)	(10)	—
Organic Data Revenue	$516	$494

FX Impact(3)	(3)	—
Organic, constant currency revenue	$513	$494

(1) Includes $19 million of revenue related to the divestiture of Trayport in the fourth quarter of 2017 and $8 million of revenue related to the wind down of acquired business. Wind down of acquired businesses includes the discontinuation of certain businesses acquired as part of a larger acquisitions that are no longer strategic for the company. These include the anticipated 2018 erosion of legacy SPSE customers who can no longer use IDC & SPSE as their primary and secondary source of data and the impact of exiting certain non-strategic components of the legacy IDC 7-Ticks business.

(2) Includes revenues from TMX, ICE BofAML, NGX and BondPoint.

(3) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q17, 1.2793 and 1.1004, respectively. For the three months ending June 30, 2018, 6% of our data revenues were billed in pounds sterling and 4% in euros. For the three months ending June 30, 2017, 9% of our data revenues were billed in pounds sterling and 3% in euros.

Free Cash Flow Calculation

(In millions)

(Unaudited)

	1H18	1H17
Cash flow from operations	$1,236	$1,099
Less: Capital expenditures and capitalized software development costs	(108)	(150)
Less: Section 31 fees, net	(80)	(51)
Free cash flow	$1,048	$898

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 and Fortune Future 50 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company raises more capital than any other exchange in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 7, 2018. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Damon Leavell

+1 212 323 8587

damon.leavell@theice.com

media@theice.com